                                                                    Exhibit 10.3

                             SUBORDINATION AGREEMENT

         This Subordination Agreement (this "Agreement") dated June 28, 2006, is between ______________________ ("Creditor"), and Silicon Valley Bank ("Bank").

                                    RECITALS

         A.      GlobalOptions  Group, Inc., a Nevada corporation  ("Guarantor")
has guaranteed payment and performance of certain loans from Bank to Guarantor's
wholly-owned   subsidiary,   GlobalOptions,   Inc.,   a   Delaware   corporation
("Subsdiary").

         B.      Guarantor  is now  offering  on a  "best  efforts"  basis  (the
"Offering") a minimum of 5,000 promissory notes ("Notes") at a purchase price of
$1,000 per Note, up to a maximum of 50,000 Notes for up to an aggregate purchase price of $50,000,000.

         C.      Pursuant to the  Offering,  Guarantor  has issued a Note to the
Creditor.

         D.      To induce Bank to grant its consent for the Offering,  Creditor will  subordinate  all of Guarantor's  indebtedness  and obligations to Creditor arising under its Note, existing now or later (the "Subordinated  Debt"), to all of Subsidiary's indebtedness and obligations to Bank.

                         THE PARTIES AGREE AS FOLLOWS:

         1.      Creditor  subordinates  to Bank any  security  interest or lien that it has in any property of Guarantor. Despite attachment or perfection dates of Creditor's  security interest and Bank's security  interest,  Bank's security interest in the Collateral  (defined in the Security Agreement between Guarantor and Bank, dated March 8, 2006, the "Security  Agreement") is prior to Creditor's security interest, if any.

         2.      All  Subordinated  Debt  payments  are  subordinated  to all of
Guarantor's  obligations to Bank existing now or later, together with collection costs  of the  Obligations  (including  attorneys'  fees),  including,  interest accruing  after any  bankruptcy,  reorganization  or similar  proceeding and all obligations (the "Senior Debt") under the Amended and Restated Loan and Security
Agreement  dated  February  3, 2006  between  GlobalOptions,  Inc.,  a  Delaware corporation  and  wholly-owned  subsidiary  of  Borrower,  and Bank  (the  "Loan
Agreement").

         3.      Creditor will not:

                 (a)     demand or receive from  Guarantor  (and  Guarantor will
         not pay,  other than through  payment  described in (i) Section 1(c) of the Note permitting payment in equity of Guarantor or (ii) Section 6 of the Note  permitting  conversion  or exchange of the Note into  equity, including warrants, of Guarantor) any part of the Subordinated Debt, by payment, prepayment, or otherwise, or

                 (b)     accelerate  the  Subordinated  Debt,  or  begin  to  or
         participate in any action against Guarantor,  until all the Senior Debt is paid.

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         4.      Creditor must deliver to Bank in the form received  (except for endorsement  or assignment by Creditor) any payment,  distribution,  security or proceeds it  receives  on the  Subordinated  Debt other than  according  to this
Agreement.

         5.      These  provisions  remain  in full  force and  effect,  despite
Guarantor's  insolvency,  reorganization  or any case or  proceeding  under  any
bankruptcy  or  insolvency   law,  and  Bank's  claims  against   Guarantor  and
Guarantor's estate will be fully paid before any payment is made to Creditor.

         6.      Until the Senior Debt is paid,  Creditor  irrevocably  appoints
Bank as its attorney-in-fact, with power of attorney with power of substitution, in Creditor's  name or in Bank's name, for Bank's use and benefit without notice to  Creditor,  to do the  following  in any  bankruptcy,  insolvency  or similar proceeding involving Guarantor:

                         (i)     File any claims for the  Subordinated  Debt for
                 Creditor if Creditor does not do so at least 30 days before the time to file claims expires, and

                         (ii)    Accept or reject any plan of  reorganization or
                 arrangement for Creditor and vote Creditor's  claims in respect of the Subordinated Debt in any way it chooses.

         7.      Creditor will immediately put a legend on the Subordinated Debt instruments that the instruments are subject to this Agreement.  No amendment of the  Subordinated  Debt  documents  will modify this  Agreement  in any way that terminates  or  impairs  the  subordination  of  the  Subordinated  Debt  or the subordination  of the  security  interest or lien that Bank has in  Subsidiary's property.  For  example,  instruments  may not be  amended to (i)  increase  the interest rate of the Subordinated  Debt, or (ii) accelerate payment of principal or interest or any other portion of the Subordinated Debt.

         8.      All  necessary  action on the part of Creditor,  its  officers, directors, partners, members and shareholders, as applicable,  necessary for the authorization  of this Agreement and the  performance of all  obligations of the
Creditor  hereunder has been taken.  Additionally,  the execution,  delivery and performance  of and  compliance  with  this  Agreement  will not  result  in any material  violation or default of any term of any of its  charter,  formation or
other   organizational   documents   (such  as   Articles  or   Certificate   of
Incorporation, bylaws, partnership agreement, operating agreement, etc.).

         9.      This Agreement is effective while  Subsidiary or Guarantor owes any  amounts to Bank.  If after  full  payment  of the  Senior  Debt,  Bank must disgorge any payments made on the Senior Debt,  this  Agreement and the relative rights and  priorities  provided in it, will be  reinstated  as to all disgorged payments as though the payments had not been made, and Creditor will immediately pay Bank all payments  received  under the  Subordinated  Debt to the extent the payments would have been prohibited  under this  Agreement.  At any time without notice to Creditor, Bank may take actions it considers appropriate on the Senior
Debt such as terminating advances, increasing the principal,  extending the time of payment,  increasing  interest  rates,  renewing,  compromising  or otherwise amending any documents affecting the Senior Debt and any collateral securing the
Senior Debt, and enforcing or failing to enforce any rights  against  Subsidiary

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or any other  person.  No action or  inaction  will impair or  otherwise  affect
Bank's rights under this  Agreement.  Creditor waives any benefits of California
Civil Code Sections 2809,  2810,  2819,  2845,  2847, 2848, 2849, 2850, 2899 and
3433.

         10.     This Agreement binds Creditor,  its successors or assigns,  and benefits  Bank's  successors or assigns.  This  Agreement is for  Creditor's and
Bank's  benefit and not for the benefit of  Guarantor,  Subsidiary  or any other party.  If Subsidiary is  refinancing  any of the Senior Debt with a new lender, upon Bank's  request of creditor,  Creditor will enter into a new  subordination agreement with the new lender on substantially the terms of this Agreement.

         11.     This  Agreement  may be executed  in two or more  counterparts, each  of  which  is an  original  and  all  of  which  together  constitute  one instrument.

         12.     California law governs this agreement  without giving effect to conflicts  of  laws  principles.  Creditor  and  Bank  submit  to the  exclusive jurisdiction of the courts in Santa Clara County, California.  CREDITOR AND BANK
EACH WAIVE  THEIR  RIGHTS TO A JURY  TRIAL OF ANY CLAIM OR CAUSE OF ACTION  FROM
THIS AGREEMENT.

         13.     This  Agreement  represents  the  entire  agreement  about this subject matter, and supersedes prior negotiations or agreements. Creditor is not relying on any representations by Bank, Subsidiary or Guarantor in entering into
this   Agreement.   Creditor  will  keep  itself  informed  of  Guarantor's  and
Subsidiary's financial and other conditions.  This Agreement may be amended only by written instrument signed by Creditor and Bank.

         14.     If there is an action to enforce  the  rights of a party  under this  Agreement,  the party  prevailing  will be entitled,  in addition to other relief, all reasonable costs and expenses, including reasonable attorneys' fees, incurred in the action.

"Creditor"                                "Bank"

                                          SILICON VALLEY BANK
---------------------------------
(Print Name)

By:                                       By:
    -----------------------------             -------------------------------
Title:                                    Title:
       --------------------------                ----------------------------

Each of the Guarantor and Subsidiary approthe terms of this Agreement.

                                          "Guarantor"

                                          GLOBALOPTIONS GROUP, INC.

                                          By:
                                              -------------------------------
                                          Title: Chairman and Chief Executive Officer

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                                          "Subsidiary"

                                          GLOBALOPTIONS, INC.

                                          By:
                                              -------------------------------
                                          Title:  Chairman